                                      Exhibit 11
                   Statement Re: Computation of per share earnings


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                                      Exhibit 11
                                 HMN Financial, Inc.
                       Computation of Earnings Per Common Share



                                                                             Year Ended December 31,
                                                                             1996                1995
                                                                         ------------        -----------
Computation of Earnings Per Common Share for Statements of
  Operations:

Net income............................................................  $  4,274,349           5,620,377
                                                                         -----------         -----------

Weighted average number of common and common share equivalents:

  Weighted average common shares outstanding..........................     4,381,937           5,152,320

  Dilutive effect of stock option plans after application of treasury
   stock method.......................................................        54,896              19,062
                                                                         -----------         -----------
                                                                           4,436,833           5,171,382
                                                                         -----------         -----------
Earnings per common share and common share equivalent.................         $0.96                1.09
                                                                         -----------         -----------
                                                                         -----------         -----------

Computation of Fully Diluted Earnings Per Common Share and
  Common Share Equivalent: (1)

Net income............................................................  $  4,274,349           5,620,377
                                                                         -----------         -----------

Weighted average number of common and common share equivalents:

  Weighted average common shares outstanding..........................     4,381,937           5,152,320

  Dilutive effect of stock option plans after application of
    treasury stock method.............................................       127,629              74,968
                                                                         -----------         -----------
                                                                           4,509,566           5,227,288
                                                                         -----------         -----------
Earnings per common share and common share equivalent                   $       0.95                1.08
                                                                         -----------         -----------
                                                                         -----------         -----------


(1) This calculation is submitted in accordance with Regulation S-K
Item 601(b)(11) although not required by footnote 2 of paragraph
14 of APB Opinion No. 15 because it results in dilution of less than 3%.